UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2007

                           Dayton Superior Corporation
             (Exact name of Registrant as specified in its charter)

        Delaware                       1-11781                  31-0676346
(State or other jurisdiction of      (Commission               (IRS Employer
incorporation or organization)       File Number)          Identification No.)


7777 Washington Village Drive, Dayton, Ohio                         45459
(Address of principal executive offices)                         (Zip code)

                                  937-428-6360
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         On April 18, 2007, the Board of Directors of Dayton Superior Corporation (the "Company"), acting in accordance with the recommendations of its Compensation Committee, modified the compensation payable to those directors of the Company who are not employed by the Company or any subsidiary or by an affiliate of Odyssey Investment Partners Fund, L.P. (collectively, the "Outside Directors") for their service on the Board of Directors and its committees. The modified program is as follows:

     1. Each Outside Director will receive a $25,000 annual retainer fee, to be paid in cash in four $6,250 quarterly installments.

     2. Each Outside Director will receive a meeting fee of $1,500 for each meeting of the Board of Directors and, if such Outside Director is a member of the Audit Committee, each meeting of the Audit Committee, which the Outside Director attends in person and $750 for each such meeting which the Outside Director attends by telephone.

     3. Following the initial election or appointment of an Outside Director to the Board of Directors, the Outside Director will be granted, under the Corporation's stock option plan (subject to approval by the stockholders of the Company of an amendment to the Company's stock option plan to permit grants of stock options to directors), a non-qualified option to purchase common stock on the following terms:
         (i) 10-year term, (ii) exercisable immediately, (iii) exercise price equal to the greater of (x) the closing market price of the common stock on the date of grant or (y) if the Outside Director is first elected or appointed to the Board prior to June 22, 2007, $12.00 per share, and (iv) number of shares of common stock subject to such option determined so that the fair market value of the option on the date of grant (determined using the Black-Sholes valuation methodology) is $45,000 (rounded to the nearest whole share).

     4. The Outside Director acting as Chair of the Audit Committee will receive an additional $15,000 annually for serving as Chair of the Audit Committee.

         Directors of the Company who are not Outside Directors will receive no separate compensation from the Company for their service on the Board of Directors and its committees.

         In accordance with the modified compensation program for the Outside Directors, at its April 18, 2007 meeting, the Board of Directors also approved the grant, on April 20, 2007, of an option to purchase the Company's common stock at an exercise price of $12.00 per share to each of Steven M. Berzin and Sidney J. Nurkin, who are the Company's only two Outside Directors. Under the formula described above, each of the options represents the right to purchase 8,936 shares of common stock. The form of the stock option agreement for options granted to the Outside Directors is filed herewith as Exhibit 10.1 and incorporated herein by reference.


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Item 9.01  Financial Statements and Exhibits

(c) Exhibits. The following is furnished as an exhibit to this Form 8-K pursuant to Item 601 of Regulation S-K:

     10.1  Form of Stock Option Agreement for Outside Directors


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     DAYTON SUPERIOR CORPORATION


Date: April 23, 2007                 By: /s/ Edward J. Puisis
                                         ---------------------------------------
                                         Edward J. Puisis
                                         Executive Vice President and Chief
                                         Financial Officer


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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                          Description
-----------                          -----------

   10.1            Form of Stock Option Agreement for Outside Directors